EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China ShouGuan Mining Corporation

We hereby consent to the use in this Annual Report on Form 10-K of our report dated April 9, 2013, relating to the consolidated financial statements of China ShouGuan Mining Corporation as of and for the years ended December 31, 2012 and 2011 and to the reference to our firm under the caption “Experts” in the report.

/s/ HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants

Hong Kong, China

April 9, 2013